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                                                           EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No.39 to the Registration Statement (Form N-1A, No. 2-60491) of MFS Series Trust III.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated March 10, 2006, with respect to the financial statements and financial highlights of MFS Municipal High Income Fund (one of the portfolios of MFS Series Trust III) included in the Annual Report to Shareholders for the fiscal year ended January 31, 2006.


                                                 ERNST & YOUNG, LLP
                                                 -----------------------
                                                 Ernst & Young, LLP


Boston, Massachusetts
May 26, 2006